Exhibit 3.1


                            ARTICLES OF INCORPORATION
                                       OF
                               C.A.T. -N- K. INC.


                                   ARTICLE ONE

THE NAME OF THE CORPORATION IS C.A.T. -N- K. INC.

                                   ARTICLE TWO

THE PERIOD OF ITS DURATION IS PERPETUAL.

                                  ARTICLE THREE

THE PURPOSE FOR WHICH THE CORPORATION IS ORGANIZED IS THE TRANSACTION OF ANY AND ALL LAWFUL BUSINESS FOR WHICH A CORPORATION MAY BE INCOROPORATED UNER THE THE TEXAS BUSINESS CORPORATION ACT.

                                  ARTICLE FOUR

THE AGGREGATE NUMBER OF SHARES WHICH THE CORPORATION SHALL HAVE
AUTHORITY TO ISSUE IS ONE THOUSAND (1000).
THE SHARES SHALL HAVE NO PAR VALUE.

                                  ARTICLE FIVE

THE CORPORATION WILL NOT COMMENCE BUSINESS UNTIL IT HAS RECEIVED FOR THE ISSUANCE OF ITS SHARES CONDERATION OF THE VALUE OF $1000.00, CONSISTING OF MONEY, LABOR DONE OR PROPERTY ACTUALLY RECEIVED.

                                   ARTICLE SIX

THE STREET ADDRESS OF ITS INITIAL REGISTERED OFFICE, AND THE NAME OF ITS INITIAL REGISTERED AGENT AT THIS ADDRESS IS AS FOLLOWS:

                  CALVIN K. MEES
                  1353 MIDDLETON RD.
                  CEDAR HILL, TEXAS 75104

                                  ARTICLE SEVEN

THE NUMBER OF INITIAL DIRECTORS IS ONE. THE NAMES AND ADDRESS OF THE INITIAL DIRECTORS ARE:
                  CALVIN K. MEES
                  1353 MIDDLETON RD.
                  CEDAR HILL, TEXAS 75104

                                  ARTICLE EIGHT

THE CORPORATION IS A CLOSED CORPORATION.


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                                                                          PAGE 2

ARTICLES OF INCORPORATION FOR
C.A.T.  -N-K. INC.

                                  ARTICLE NINE

THE NAME AND ADDRESS OF THE INCORPORATOR IS:
                                    AARON LIGGETT

                             2821 E. RANDOL MILL RD.

                               ARLINGTON, TX 76011

IN WITNESS WHEREOF:  I HAVE HEREUNTO SET MY HAND THIS 16 DAY OF OCT. 1996.

                                                              /s/ Aaron Liggett
                                                              -----------------
                                                              AARON LIGGETT

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              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                                C.A.T.-N-K., INC.

                               Name of Corporation

I, the undersigned, Calvin K. Mees, do hereby certify:

          That the Board of Directors of C.A.T.-N-K., INC. (the "Company"), at a meeting duly convened and held on the 10th day of May 2000, adopted a resolution to amend the original articles as follows:

          Article IV is hereby amended to read as follows:

          The aggregate number of shares, which the Company has the authority to issue, is 100,000,000 shares of common stock with the par value of $0.001 per share, and 50,000,000 shares of preferred stock, with the par value of $0.001 per share.

          The change in par value does not affect stated capital.

          The change in par value does not affect an exchange, reclassification or cancellation of issued shares.

The number of shares of the Company's common stock outstanding and entitled to vote on an amendment to the Articles of Incorporation was 1,000; that the said change and amendment was unanimously adopted on the 10th day of May 2000 by the Company's shareholders.

                                         /s/ Calvin K. Mees
                                         -------------------------------
                                         Calvin K. Mees, President and Director




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